As filed with the Securities and Exchange Commission on July 18, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Peoples Financial Services Corp.
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	23-2391852 (I.R.S. Employer Identification No.)
102 E. Drinker Street
Dunmore, PA 18512
(570) 346-7741
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gerard A. Champi
Chief Executive Officer
Peoples Financial Services Corp.
102 E. Drinker Street
Dunmore, PA 18512
(570) 346-7741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald R. Readlinger
Troutman Pepper Locke LLP
301 Carnegie Center
Suite 400
Princeton, NJ 08540
(609) 452-0808

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to the securities described in this prospectus has been filed with the Securities and Exchange Commission. We may not complete the exchange offer and these securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED July 18, 2025
PROSPECTUS
OFFER TO EXCHANGE
UP TO $85,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
7.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2035
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(CUSIP #711040 AC9 / ISIN# US711040AC91)
FOR ANY AND ALL OUTSTANDING UNREGISTERED
7.75% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2035
(CUSIP #711040 AA3/ ISIN# S711040AA36; CUSIP #711040 AB1/
ISIN# US711040AB19)

The exchange offer will expire at 5:00 p.m., Eastern time on [           ], unless extended.
We are offering to exchange 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035 that have been registered under the Securities Act of 1933, as amended, which we refer to in this prospectus as the “New Notes,” for any and all of our outstanding unregistered 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035 that we issued in a private placement on June 6, 2025, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the New Notes for the Old Notes to satisfy our obligations under a registration rights agreement that we entered into with the purchasers of the Old Notes in connection with our issuance of the Old Notes to those purchasers.
We will not receive any cash proceeds from the exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for New Notes in the exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition, but is subject to certain customary conditions.
Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and, as a result, will not bear any legend restricting their transfer; (2) the New Notes will bear a different CUSIP number and ISIN number from the Old Notes; (3) the New Notes will not generally be subject to transfer restrictions; (4) holders of the New Notes will not be entitled to registration rights under the registration rights agreement that we entered into with the purchasers of the Old Notes; and (5) because the holders of the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in that registration rights agreement relating to our fulfillment of our registration obligations. Following fulfillment of our registration obligations, the accrual of any additional interest on the Old Notes will cease as well. The New Notes evidence the same debt as the Old Notes and are governed by the same indenture under which the Old Notes were issued.
The New Notes are a new issue of securities with no established trading market, and we do not expect any public market to develop in the future for the New Notes. The Old Notes are not listed on any national securities exchange or quotation system, and we do not intend to apply for listing of the New Notes on any national securities exchange or quotation system.
Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., Eastern Time, on [           ], the expiration date of the exchange offer.
Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 15, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and in the other reports filed by us with the Securities and Exchange Commission and incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [           ], 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-4, which we refer to as the “registration statement,” that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference therein.
We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes (the “exchange offer”). We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.
You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information” and in the accompanying letter of transmittal filed by us with the SEC. We have not authorized any other person to provide you with any other information with regard to the exchange offer. If anyone provides you with information that is different or inconsistent, you should not rely on it. You should not assume that any information contained in or incorporated by reference into the registration statement, of which this prospectus is a part, is accurate as of any date other than the date of the applicable document that contains such information. Our business, financial condition, results of operations and prospects may have changed since such date.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.psbt.com. The reference to our website is not intended to be an active link, and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.
Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes. We have agreed that, for a period of 180 days after expiration of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by any such broker-dealer that requests it in accordance with the instructions in the letter of transmittal. See “Plan of Distribution.”
Unless otherwise indicated or the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Peoples,” or the “Company” refer to Peoples Financial Services Corp. and its consolidated subsidiaries, and the term the “Bank” refers to Peoples Security Bank & Trust, the wholly owned subsidiary of the Company.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. We also maintain a website at www.psbt.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC. See “Incorporation of Certain Documents by Reference” for more information on documents incorporated by reference into this prospectus.
This prospectus is part of the registration statement and does not contain all of the information in the registration statement. The registration statement, including the exhibits thereto and the documents incorporated by reference therein, contains additional relevant information about us, the New Notes and the exchange offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below, which are considered to be a part of this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2025, incorporated by reference therein);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025; and

•
our Current Reports on Form 8-K filed on February 4, 2025, April 2, 2025, May 12, 2025, May 30, 2025, June 3, 2025, June 6, 2025, and June 27, 2025.

All other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial date of the registration statement of which this prospectus is a part until the later of (1) the termination or completion of the exchange offer or (2) the termination of the period of time described under “Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the New Notes, are deemed to be incorporated by reference herein (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein).
Holders of the Old Notes may request a copy of these filings, at no cost, by contacting us at the following address or telephone number:
Peoples Financial Services Corp.
Attention: Chief Financial Officer
102 E. Drinker Street
Dunmore, PA 18512
Telephone: (570) 346-7741
To ensure timely delivery of any requested information, holders of the Old Notes must make any request no later than [           ], 2025, which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We make certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of the Company that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control), and reflect the current beliefs and expectations of management which management believes are reasonable as of the date of this prospectus. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. All statements in this report, other than statements of historical facts, are forward-looking statements.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: changes in interest rates, including their effect on our investment values; impairment charges relating to our investment portfolio; credit risks in connection with our lending activities; the economic health of our market area; our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; our ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of our customer deposit levels; unrealized losses; reliance on our subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; future pension plan costs; our ability to retain key personnel; the strength of our disclosure controls and procedures; environmental liabilities; reliance on third-party vendors and service providers; competition from non-bank entities; the development and us of artificial intelligence in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; our ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; our ability to compete effectively in our industry; the soundness of other financial institutions; adverse changes in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; our ability to realize the anticipated benefits of our merger with FNCB Bancorp, Inc.; future acquisitions or a change in control; and our ability to pay dividends. Additional factors that may affect our results are discussed in other reports we file with the SEC including in Part I, Item 1A of our Annual Report on Form 10-K, filed with the SEC on March 28, 2025, which are incorporated by reference herein.
These risks and uncertainties should be considered in evaluating forward-looking statements, undue reliance should not be placed on such statements, and we cannot assure that the forward-looking statements will occur or not. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

SUMMARY
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that may be important to you or that you should consider in deciding to exchange your Old Notes for New Notes. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes and the exchange offer. You should pay special attention to the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Peoples Financial Services Corp.
Peoples Financial Services Corp., a bank holding company incorporated under the laws of Pennsylvania, provides a full range of financial services through its wholly-owned direct and indirect subsidiaries, including Peoples Security Bank and Trust Company and 1st Equipment Finance, Inc.
The Bank is a state-chartered bank and trust company under the jurisdiction of the Pennsylvania Department of Banking and Securities (“Department of Banking”) and the Federal Deposit Insurance Corporation (“FDIC”). The Bank’s thirty-nine community banking offices, all similar with respect to economic characteristics, share a majority of the following aggregation criteria: products and services; operating processes; customer bases; delivery systems; and regulatory oversight. Accordingly, they are aggregated into a single operating segment.
At March 31, 2025, we had $4.999 billion in consolidated assets, $4.316 billion in deposits and $481.9 million in consolidated stockholders’ equity. The Company is subject to extensive regulation by the Board of Governors of the Federal Reserve System.
We provide a full range of commercial and retail lending products designed to meet the borrowing needs of small- and medium-sized businesses and consumers in our market areas. The majority of our loans are to customers located within our market area. We have no foreign loans or highly leveraged transaction loans, as defined by the Board of Governors of the Federal Reserve System. Although we participate in loans originated by other banks, we have originated the majority of the loans in our portfolio. Our commercial lending products include the following types of loans, among others: commercial real estate; working capital; equipment and other commercial needs; construction; Small Business Administration; and agricultural and mineral rights. Our retail lending products include the following types of loans, among others: residential real estate; automobiles; manufactured housing; personal and home equity.
Our principal market area consists of Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey, and Broome County in New York. In addition, parts of Bradford and Schuylkill Counties in Pennsylvania are also considered part of the market area. We maintain our headquarters in Dunmore, Lackawanna County.
We also offer specialized equipment financing alternatives including simple loans, direct finance leases and municipal leases to businesses within and outside our primary market area under its wholly owned subsidiary, 1st Equipment Finance, Inc.
On July 1, 2024 (the “Acquisition Date”), the Company completed the acquisition of FNCB Bancorp, Inc., a Pennsylvania corporation (“FNCB”), in accordance with the definitive Agreement and Plan of Merger dated as of September 27, 2023 (the “Merger Agreement”), by and among the Company and FNCB. Pursuant to the Merger Agreement, on the Acquisition Date, FNCB merged with and into Peoples, with Peoples continuing as the surviving corporation, and immediately following the merger, FNCB Bank, a Pennsylvania-chartered bank (“FNCB Bank”), merged with and into Peoples Security Bank and Trust Company, with the Bank as the surviving institution (collectively, the “merger”). The primary reasons for the merger included: expansion of the branch network and commanding market share positions in northeastern Pennsylvania; attractive low-cost funding base; strong cultural alignment and a deep commitment to shareholders, customers, employees, and communities served by Peoples and FNCB; meaningful value creation to shareholders; increased trading liquidity; and increased dividends for People’s shareholders.
At the time of the merger, Peoples added $1.8 billion in assets, $421.9 million in investments, $1.2 billion in loans, $1.4 billion in deposits, $226.3 million in Federal Home Loan Bank advances and $8.0 million in trust preferred debentures. The excess of the purchase price consideration over the fair value of net FNCB assets resulted in $12.6 million of goodwill.
The principal executive office of the Company is located at 102 E. Drinker Street, Dunmore, PA 18512, and its telephone number is (570) 346-7741. The Company’s common stock is traded on The Nasdaq Stock Market LLC under the symbol “PFIS”.
Additional information about the Company and the Bank may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Summary of the Exchange Offer
The following provides a summary of certain terms of the exchange offer. See “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and “Description of the Notes” for a more complete description of the terms of the Old Notes and New Notes.
Old Notes
$85,000,000 in aggregate principal amount of 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035.
New Notes
Up to $85,000,000 in aggregate principal amount of 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035 that have terms that are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes will be registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) the New Notes will bear a different CUSIP number and ISIN number from the Old Notes; (3) the New Notes will generally not be subject to transfer restrictions; (4) holders of the New Notes will not be entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes or otherwise; and (5) because the holders of the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.
Exchange Offer
We are offering to exchange the Old Notes for a like principal amount of New Notes. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of New Notes.
Expiration Date
The exchange offer will expire at 5:00 p.m., Eastern Time, on [     ], unless extended.
Withdrawal Rights
Old Notes Issued in Book-Entry Form
You may withdraw the book-entry tender of your Old Notes at any time before the expiration date. For a withdrawal of tendered Old Notes issued in book-entry form to be effective, the exchange agent must receive, on or prior to 5:00 p.m., Eastern Time on the expiration date, a computer-generated notice of withdrawal, transmitted by Depository Trust Company (“DTC”), on your behalf in accordance with the appropriate procedures of DTC’s “Automated Tender Offer Program,” or ATOP. See “The Exchange Offer — Withdrawal of Tenders.”
Certificated Old Notes
You may withdraw the certificated tender of your Old Notes at any time before the expiration date. For a withdrawal of tendered Old Notes issued in certificated form (“Certificated Old Notes”), the exchange agent must receive a written notice of withdrawal prior to 5:00 p.m., Eastern Time, on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”
Conditions to Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes
Old Notes Issued in Book-Entry Form
$77.75 million of the Old Notes were issued in book-entry form, and are currently represented by global certificates held for the account of DTC, as depositary, or its nominee. Accordingly, DTC is treated as the registered holder of such Old Notes and will be the only entity that can tender such Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering your Old Notes held in book-entry form. These ATOP procedures require that, prior to the expiration date of the exchange offer, (i) DTC receive (a) your instructions to exchange your Old Notes and (b) your agreement to be bound by the terms of the accompanying letter of transmittal, and (ii) the exchange agent receive a computer generated message known as an “agent’s message” that is transmitted through ATOP. Please note that by using the ATOP procedures to tender and exchange Old Notes, you will be bound by the terms of the accompanying letter transmittal, and you will be deemed to have made the acknowledgments and representations it contains. See “The Exchange Offer — Eligibility; Transferability” and “The Exchange Offer — Representations.”
Certificated Old Notes
$7.25 million of the Old Notes were Certificated Old Notes. For any Old Notes that are in certificated form and that are registered in the initial purchaser’s name, each beneficial holder of an Old Note must transmit a properly completed and duly executed letter of transmittal, the certificated note, and all other documents required by the letter of transmittal to the exchange agent, at its address listed under “The Exchange Offer — Exchange Agent.” Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer — Eligibility; Transferability” and “The Exchange Offer — Representations.”
United States Federal Income Tax Considerations
The exchange of Old Notes for New Notes in the exchange offer generally should not constitute a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.
Registration Rights
Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.
Transferability
Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties, we believe that you may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:
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you are acquiring the New Notes in the ordinary course of business;

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you do not have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

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you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

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you are not a broker-dealer registered under the Exchange Act, and you are not engaged in, nor is any such person engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

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you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without complying with the registration and prospectus delivery requirements of the Securities Act under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. See “Risk Factors — Risks Related to the Exchange Offer.”
Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”
Consequences of Failing to Exchange Old Notes
Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the applicable indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain subject to the restrictions on transfer described in the Old Notes, and you will not be able to offer, sell, pledge or otherwise transfer the Old Notes, except under an exemption from the requirements of the Securities Act or unless the Old Notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Old Notes under United States federal securities laws. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “Risk Factors — Risks

Related to the Exchange Offer” and “The Exchange Offer — Consequences of Failure to Exchange.”
Use of Proceeds
We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer. Subject to certain exceptions, we will pay all expenses incident to the exchange offer.
Cancellation of Exchanged Old Notes
Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.
Exchange Agent
U.S. Bank Trust Company, National Association, is serving as the exchange agent for the exchange offer. See “The Exchange Offer — Exchange Agent” for the address, telephone number and email address of the exchange agent.

Summary of the New Notes
The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that: (1) the New Notes will be registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; (2) the New Notes will bear a different CUSIP number and ISIN number from the Old Notes; (3) the New Notes will generally not be subject to transfer restrictions; (4) holders of the New Notes will not be entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes; and (5) because the holders of the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. See “Description of the Notes” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise indicated or the context otherwise requires. Unless otherwise indicated or the context otherwise requires, as used in this summary, “we,” “our,” “us” and the “Company” refer only to Peoples Financial Services Corp. and not to any of its subsidiaries.
Issuer
Peoples Financial Services Corp.
Securities
7.75% Fixed-to-Floating Rate Subordinated Notes due 2035.
Aggregate Principal Amount
Up to $85,000,000.
Maturity Date
June 15, 2035, unless previously redeemed.
Form and Denomination
The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.
Interest Rate and Interest Rate Payment Dates During Fixed Rate Period
7.75% per annum, from and including June 6, 2025 to, but excluding June 15, 2030 (the “Fixed Rate Period”) payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2025.
Interest Rate and Interest Rate Payment Dates During Floating Rate Period
From and including June 15, 2030, to, but excluding, the maturity date or early redemption date (the “Floating Rate Period”), the interest rate shall reset quarterly to an interest rate per annum equal to a benchmark rate that is expected to be the then current Three-Month Term Secured Overnight Financing Rate (“SOFR”), as published by the Federal Reserve Bank of New York (provided, however, that in the event Three-Month Term SOFR is less than zero, Three-Month Term SOFR shall be deemed to be zero), plus 411 basis points, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning September 15, 2025. If Three-Month Term SOFR cannot be determined on a given date, a different index shall be determined and used in accordance with the terms of the New Notes.

Day Count Convention
During the Fixed Rate Period: 30-day month/360-day year.
During the Floating Rate Period: 360-day year and the number of actual days elapsed.
Record Dates
Each interest payment will be made to the holders of record who held the New Notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date.
Subordination; Ranking
The New Notes will be our general unsecured, subordinated obligations and:
•
will rank junior in right of payment and upon our liquidation to our existing and future “senior indebtedness” (as defined below);

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will rank equally in right of payment and upon our liquidation with our existing and all future indebtedness, the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the New Notes;

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will rank senior in right of payment and upon our liquidation to any indebtedness, the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the New Notes; and

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will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other current and future subsidiaries, including without limitation, the Bank’s liabilities to depositors in connection with the deposits in the Bank, as well as to its subsidiary’s liabilities to general creditors and liabilities arising during the ordinary course or otherwise.

As of March 31, 2025, the Company and its subsidiaries had, in the aggregate, outstanding total liabilities, including debt and deposits, of $4.5 billion. Included in this amount, as of March 31, 2025, the Company had $99.1 million of indebtedness that would rank senior to or pari passu with the New Notes (other than the Old Notes), and $10.3 million of indebtedness that would rank subordinate to the New Notes.
See “Description of the Notes — Subordination.”
Optional Redemption
The Company may, at its option, beginning with the interest payment date of June 15, 2030, but not prior thereto (except upon the occurrence of certain events specified below), and on any scheduled interest payment date thereafter, redeem the New Notes, in whole or in part, subject to obtaining the prior approval of the Federal Reserve to the extent such prior approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the noteholders (such redemption to be considered a “Pro Rata Pass-Through of Principal” for purpose of a redemption processed through DTC). The New Notes will not be subject to redemption at the option of the noteholders, and there is no sinking fund for the New Notes.
Special Event Redemption
The New Notes may not be redeemed prior to June 15, 2030, except that the Company may redeem the New Notes at any time, at its option, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to extent such prior approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the New Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the New Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the New Notes plus any accrued and unpaid interest to, but excluding, the redemption date.
No Limitations on
Indebtedness
The terms of the New Notes do not limit the amount of additional indebtedness the Company, the Bank or any of our respective subsidiaries may incur or the amount of other obligations ranking senior or equal to the New Notes that we may incur.
Limited Indenture Covenants
The indenture governing the New Notes contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the New Notes contain any covenants prohibiting us from, or limiting our right to, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the New Notes, to repurchase our stock or other securities, including any of the New Notes, or to pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, the Company is prohibited from declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring, or making a liquidation payment with respect to, any of the Company’s capital stock, making any payment of principal or interest or premium, if any, on or repaying, repurchasing or redeeming any debt securities of the Company that rank equal with or junior to the notes, or making any payments under any guarantee that ranks equal with or junior to the notes, in each case, upon our failure to make any required payment of principal or interest on the notes).
Listing; No Public Market
The New Notes are a new issue of securities with no established trading market, and we do not expect any public market to develop in the future for the New Notes. The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to apply for listing of the New Notes on any national securities exchange or quotation system.
Risk Factors
See “Risk Factors” beginning on page 15 of this prospectus, as well as the sections entitled “Risk Factors” in our annual and quarterly reports filed with the SEC, and other information included in or incorporated by reference into this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.
CUSIP
711040 AC9
ISIN
US711040AC91
Trustee
U.S. Bank Trust Company, National Association, or successor if replaced in accordance with the applicable provisions of the indenture.
Governing Law
The indenture and the New Notes are governed by and will be construed in accordance with the laws of the State of New York.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this prospectus, including the matters addressed under “Cautionary Note Regarding Forward-Looking Statements” and the matters discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any updates to those risk factors and other matters set forth in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which have been or will be filed with the SEC and are incorporated by reference herein, you should carefully consider the following risks in deciding whether to participate in the exchange offer. See “Where You Can Find More Information.” If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the New Notes could decline, our ability to repay the New Notes may be impaired and you may lose all or part of your investment.
Risks Related to our Business
For a discussion of certain risks applicable to our business and operations, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Risks Related to the Exchange Offer
If you do not tender your Old Notes, you will continue to hold unregistered Old Notes, and your ability to transfer Old Notes will be adversely affected.
If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the global certificates for the Old Notes. The restrictions on transfer of the Old Notes arose because we issued the Old Notes in a private placement not subject to registration under the Securities Act or applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act. Additionally, the tender of Old Notes under the exchange offer by other holders will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of any Old Notes that remain outstanding (should such a market develop), due to a reduction in liquidity. See “The Exchange Offer — Consequences of Failure to Exchange.”
You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.
We will issue New Notes in exchange for your Old Notes only if you validly tender and do not validly withdraw your Old Notes before expiration of the exchange offer. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. If you are the beneficial holder of Old Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender your Old Notes on your behalf in accordance with the procedures described in this prospectus and the accompanying letter of transmittal. Old Notes that are not tendered or that are tendered but not accepted for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act, and upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes will terminate. See “The Exchange Offer — Procedures for Tendering Old Notes” and “The Exchange Offer — Consequences of Failure to Exchange.”
Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with additional requirements under the Securities Act.
Based on interpretations of the Securities Act by the staff of the SEC contained in certain no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes. If any such holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any such holder or other person against, such liability.
Risks Related to the Notes
The notes are unsecured and subordinated to our existing and future senior indebtedness.
Although the New Notes will rank on par with the Old Notes, the notes will be unsecured, subordinated obligations of the Company, and consequently, will rank junior in right of payment to all of our secured and unsecured “senior indebtedness” now existing or that we incur in the future, as described under “Description of the Notes — Subordination.” As a result, upon any payment or distribution of assets to creditors in the case of liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding, holders of senior indebtedness will be entitled to have the senior indebtedness paid in full before the holders of the notes receiving any payment of principal of, or interest on, the notes.
As of March 31, 2025, the Company and its subsidiaries had outstanding indebtedness, total deposits and other liabilities of $4.5 billion that would constitute senior indebtedness, all of which rank structurally senior to the notes, $88.8 million of indebtedness that would rank senior to the notes and outstanding indebtedness of $33.0 million that would rank pari passu with the notes. The notes do not limit the amount of additional indebtedness or senior indebtedness that we or any of our subsidiaries, including the Bank, may incur. Accordingly, in the future, we and our subsidiaries may incur other indebtedness, which may be substantial in amount, including senior indebtedness, indebtedness ranking on par with the notes and indebtedness ranking senior to the notes, as applicable. Any additional indebtedness and liabilities that we and our subsidiaries incur may adversely affect our ability to pay our obligations on the notes.
As a consequence of the subordination of the notes to our existing and future senior indebtedness, an investor in the notes may lose all or some of its investment upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the notes only after all of our senior indebtedness had been paid in full. In such an event, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share ratably in our remaining assets after we have paid all of our senior indebtedness in full.
The notes are obligations only of the Company and not obligations of the Bank or any of our other subsidiaries, are not and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and will be effectively subordinated to the existing and future indebtedness, deposits and other liabilities of the Bank and our other subsidiaries.
The notes are obligations solely of the Company, are not obligations of the Bank or any of our other subsidiaries, and are not insured or guaranteed by any government agency or private entity. The Bank and our other subsidiaries are separate and distinct legal entities from the Company. The rights of the Company and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or any other subsidiary (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of the Bank or such other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our existing or future senior indebtedness), will be subject to the claims of the creditors of the Bank, including depositors of the Bank or such other subsidiary. Accordingly, the notes are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other subsidiaries, to the extent that those liabilities, including deposit liabilities, equal or exceed their respective assets. The notes do not limit the amount of indebtedness or other liabilities that the Bank or any of our other subsidiaries may incur, all of which would rank structurally senior to the notes. Any additional indebtedness and liabilities that our subsidiaries, including the Bank, incur may adversely affect our ability to pay our obligations on the notes.
Your right to receive payments on the notes is effectively subordinated to those lenders who have a security interest in our assets.
Our obligations under the notes are unsecured and we may be able to obtain indebtedness from time to time that is secured by all or substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under such secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the notes. In such event, because the notes are not secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.
The notes include limited covenants and do not restrict our ability to incur additional debt.
The notes do not contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations, to meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or obligations or to maintain any reserves. Moreover, except under certain limited circumstances, the notes do not contain any covenants prohibiting or limiting us or our subsidiaries from granting liens on assets to secure indebtedness or other obligations, repurchasing our stock or other securities, including any of the notes, or paying dividends or making other distributions to our shareholders. The notes do not contain any provision that would provide protection to the holders of the notes against a material decline in our credit quality.
In addition, the notes do not limit the amount of additional indebtedness that we, the Bank or any of our other subsidiaries may incur or the amount of other obligations that we or the Bank may incur ranking senior or equal to the indebtedness evidenced by the notes. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding and may limit our ability to meet our obligations under the notes.
To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.
Our ability to make payments on or to refinance our indebtedness, including our ability to meet our obligations under the notes, and to fund our operations depends on our ability to generate cash and may depend on our access to the capital markets. These will depend on our financial and operating performance, which are subject to general economic, financial, competitive, legislative, regulatory and capital market conditions that are beyond our control. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to obtain new financing or to fund our obligations to our customers and business partners, implement our business plans, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. As a result, we may be unable to meet our obligations under the notes. In the absence of sufficient capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. We may not be able to consummate those dispositions of assets or obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due, including obligations under the notes.
We are a bank holding company, and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the notes. Our primary source of funds to make payments of principal and interest on the notes and to satisfy any other financial obligations are dividends from the Bank. Our ability to receive dividends from the Bank is contingent on a number of factors, including the Bank’s ability to meet applicable regulatory capital requirements, the Bank’s profitability and earnings, and the general strength of its balance sheet. Additionally, various federal and state laws and regulations limit the amount of dividends that the Bank may pay to the Company. Moreover, the Federal Reserve and the FDIC have issued policy statements stating that insured banks and financial and bank holding companies generally should pay dividends only out of current operating earnings.
As such, our ability to service our debt is dependent, in part, on the receipt of dividends, fees and interest paid to us by the Bank. The Bank is a separate legal entity that is legally distinct from us and has no obligation to make funds available to us for payments of principal of or interest on the notes. While we expect payments from the Bank to continue in the future, there are regulatory limits on the amount of dividends and distributions that the Bank can pay to us without regulatory approval. Accordingly, we can provide no assurance that we will receive dividends or other distributions from the Bank in an amount sufficient to pay the principal of or interest on the notes. See “Item 1 — Business — Supervision and Regulation” and “Note 22. Regulatory Matters” contained in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional information.
Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.
In addition to our currently outstanding indebtedness, we may be able to borrow substantial additional indebtedness in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase. Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the notes, including:
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limiting our ability to satisfy our obligations with respect to the notes;

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increasing our vulnerability to general adverse economic conditions;

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limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

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requiring a substantial portion of our cash flows from operations for the payment of principal of and interest on our indebtedness and thereby reducing our ability to use our cash flows to fund working capital, capital expenditures and general corporate requirements;

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limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

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putting us at a disadvantage compared to competitors with less indebtedness.

The notes are subject to limited rights of acceleration.
Payment of principal of the notes may be accelerated only in the case of certain bankruptcy-related events with respect to us. As a result, holders of the notes have no right to accelerate the payment of principal of the notes if we fail to pay principal of or interest on the notes or if we fail to perform any of our other obligations under the notes or in the indenture. See “Description of the Notes — Events of Default; Right of Acceleration; Failure to Pay Principal or Interest.”
The amount of interest payable on the notes will vary beginning on June 15, 2030, and interest after that date may be less than the initial fixed annual interest rate of 7.75% in effect prior to that date.
The interest rate on the notes will vary beginning on June 15, 2030 at a floating rate equal to the Floating Interest Rate (as defined below in “Description of the Notes — Principal Maturity and Interest”), as determined quarterly on the determination date for the applicable interest period, plus 411 basis points. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Floating Interest Rate changes during that interest period. The floating rate may be volatile over time and could be substantially less than the fixed interest rate we will pay before June 15, 2030. As a result, holders of the notes could experience a decline in their receipt of interest and the market price of the notes could decline. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market interest rate risk.
The notes may be redeemed at our option under certain circumstances, which limits the ability of holders of the notes to accrue interest over the full stated term of the notes.
We may, at our option, redeem the notes (1) in whole or in part on any interest payment date on or after June 15, 2030, and (2) in whole, but not in part, at any time upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event (each of such terms as defined below in “Description of the Notes — Redemption”), in each case, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption of the notes will be subject to any required regulatory approvals, including from the Federal Reserve, to the extent such approval is then required. There can be no assurance that the Federal Reserve or any other regulatory agency, as applicable, will approve any redemption of the notes. Furthermore, we are under no obligation to redeem any notes when they first become redeemable or on any date thereafter. If we redeem the notes for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date, and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar interest rates or yields.
There is not expected to be an active trading market for the New Notes.
The New Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the New Notes on any national securities exchange or quotation system. A liquid or active trading market for the New Notes is not expected to develop. If an active trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected. If the New Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. Accordingly, we cannot assure you that you will be able to sell any New Notes or the prices, if any, at which holders may be able to sell their New Notes.
SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.
Beginning on June 15, 2030, the notes will bear interest at an annual floating interest rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus 411 basis points. See “Description of the Notes” for additional information. The Floating Interest Rate is expected to be Three-Month Term SOFR (as defined below in “Description of the Notes — Principal, Maturity and Interest”), which rate is subject to numerous uncertainties.
SOFR, or the “secured overnight financing rate,” is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. SOFR was first published by the Federal Reserve Bank of New York (the “FRBNY”) in April 2018. The FRBNY commenced publication of SOFR as an alternate reference rate for the London Interbank Offered Rate (“LIBOR”), following the announcement by the United Kingdom Financial Conduct Authority of its intention to stop publishing LIBOR.
SOFR has a limited history, and the future performance of SOFR cannot be predicted based on its limited historical performance. The level of SOFR during the Floating Rate Period of the notes may bear little or no relation to historical actual or indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such analysis inherently involves assumptions, estimates and approximations, and hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. The future performance of SOFR is therefore impossible to predict, and no future performance of SOFR may be inferred from any of the historical actual or indicative data. Changes in the levels of SOFR will affect the interest rate of the notes during the Floating Rate Period and accordingly will affect the return on the notes and the market price of the notes, but it is impossible to predict whether such levels will rise or fall.

SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as three-month U.S. dollar LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or indicative data. In addition, although changes in Term SOFR and Compounded SOFR (each of such terms as defined below in “Description of the Notes — Principal Maturity and Interest”) generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Any failure of SOFR to gain market acceptance could adversely affect the notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it could be considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This could mean that market participants may not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the notes, the liquidity in any trading market for the notes and the price at which you could sell the notes.
SOFR may be modified or discontinued.
SOFR is a relatively new rate, and the FRBNY, or any successor as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methodology by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the notes, which may adversely affect the market price of the notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.
The calculation agent will make certain determinations with respect to the notes.
The calculation agent for the notes, which is currently us (but may be another entity that we appoint), will make certain determinations with respect to the notes during the Floating Rate Period, including with respect to the determination of the applicable interest rate during the interest periods during the Floating Rate Period. These determinations may adversely affect the payout to investors. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, which may adversely affect the payout to you on the notes.
Changes in our credit ratings may adversely affect your investment in the notes.
The credit ratings on the notes are assessments by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope and do not address all material risks relating to an investment in the notes. The ratings reflect only the view of each rating agency at the time the rating is issued based on information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.
Any ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding and the way in which we are perceived in the capital markets. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs.
As a holder of the notes, you are not entitled to any rights with respect to our capital stock and holders of the notes have no say over our management and affairs.
If you hold a note, you are not entitled to any rights with respect to our capital stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our capital stock) by virtue of holding a note.
Our officers and directors will make all decisions with respect to our management. Holders of the notes have no right or power to take part in our management. Holders of the notes are entirely reliant on our officers and directors to effectively manage our business so that we may meet our debt obligations when they fall due.
An investment in the notes is not an FDIC insured deposit.
The notes are not savings accounts, deposits or other obligations of the Company, the Bank or any of our other subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk, and you may experience loss with respect to your investment.

USE OF PROCEEDS
The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the Old Notes. We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive a like principal amount in exchange of the Old Notes. Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness. Subject to certain exceptions, we will pay all expenses incident to the exchange offer.

THE EXCHANGE OFFER
General
In connection with the issuance of the Old Notes on June 6, 2025, we entered into registration rights agreements with the initial purchasers of the Old Notes, which provide for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:
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the New Notes will be registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

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the New Notes will bear a different CUSIP number and ISIN number from the Old Notes;

•
the New Notes will generally not be subject to transfer restrictions;

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holders of the New Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•
because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will continue to be entitled to the benefits of the indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the indenture. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the applicable indenture.
The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Exchange Act and the related rules and regulations of the SEC applicable to transactions of this type.
We will be deemed to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of the exchange offer, delivery of New Notes will be made by the exchange agent after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. The exchange offer is subject to the conditions set forth below under “The Exchange Offer — Conditions.” As a result of these conditions (which may be waived by us, in whole or in part, in our absolute discretion), we may not be required to exchange any of the Old Notes. In such case, or if any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the Old Notes not exchanged to the tendering holder after the expiration or termination of the exchange offer.
If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus and the letter of transmittal, the tendering holder will not be required to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “The Exchange Offer — Fees and Expenses.”
Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes may be adversely affected.

Neither we nor the exchange agent are making any recommendation to the holders of the outstanding Old Notes as to whether to tender all or any portion of their outstanding Old Notes in the exchange offer. In addition, neither we nor the exchange agent have authorized anyone to make any such recommendation. Holders of the outstanding Old Notes must make their own decision whether to tender pursuant to the exchange offer, and, if so, the aggregate principal amount of outstanding Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their financial position and individual requirements.
Registration Rights Agreements
We issued the Old Notes in a private placement not subject to registration under the Securities Act or applicable state securities laws. In connection with the issuance of the Old Notes, we entered into registration rights agreements with the initial purchasers of the Old Notes, and we are making the exchange offer to comply with our contractual obligations under the registration rights agreements.
The following provides a summary of certain terms of the registration rights agreements. This summary is qualified in its entirety by reference to the form of registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Under the terms of the registration rights agreements, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under the registration rights agreements. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.
Under the terms of the registration rights agreements, we agreed, among other things, to use commercially reasonable efforts to:
•
file a registration statement with the SEC on or prior to August 5, 2025 with respect to a registered offer to exchange the Registrable Securities (as defined below) for the New Notes;

•
cause that registration statement to be declared effective by the SEC no later than October 4, 2025;

•
cause that registration statement to remain effective until the closing of the exchange offer;

•
commence the exchange offer promptly after the effectiveness of the registration statement and keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is given to the holders of the Old Notes; and

•
consummate the exchange offer no later than 45 days after the effective date of that registration statement.

“Registrable Securities” means the Old Notes, but any Old Notes cease to be Registrable Securities when: (1) a registration statement with respect to the Old Notes has been declared effective under the Securities Act and the Old Notes have been exchanged or disposed of pursuant to such registration statement, (2) the Old Notes have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be resold pursuant to Rule 144 without regard to the public information requirements thereunder, (3) the Old Notes have ceased to be outstanding, (4) the Old Notes were eligible for exchange under an exchange offer registration statement that was declared effective under the Securities Act but were not exchanged at the election of the holder during the period the exchange offer was open, or (5) the Old Notes have been exchanged for New Notes, which have been registered pursuant to an exchange offer registration statement upon consummation of the exchange offer (unless the New Notes referred to in clause (5) are held by any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities or otherwise are not freely tradable by such participating broker-dealers without any limitations or restrictions under the Securities Act, in which case, such New Notes will be deemed to be Registrable Securities until they are sold to a purchaser in whose hands such New Notes are freely tradeable without any limitations or restrictions under the Securities Act).
We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.
We further agreed that, under certain circumstances, we would file a shelf registration statement with the SEC that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.
Eligibility; Transferability
We are making the exchange offer in reliance on interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties. We have not sought or received our own no-action letter from the staff of the SEC with respect to the exchange offer and the related transactions, and there can be no assurance that the staff of the SEC will make a determination in the case of the exchange offer and such transactions that is similar to its determinations in the above mentioned no-action letters. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:
•
you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•
you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•
you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities;

•
you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in nor is any such person engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

•
you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.
In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also: (1) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (2) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes and (3) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by so acknowledging and by delivering a prospectus such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.
Any holder of Old Notes (1) who is our affiliate, (2) who does not acquire the New Notes in the ordinary course of business, (3) who participates in or intends to participate in the exchange offer for the purpose of, or with a view to, distributing the New Notes or (4) who is a broker-dealer who purchased the Old Notes directly from us:
•
will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above;

•
will not be able to tender Old Notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.
Expiration of the Exchange Offer; Extensions; Amendments
The exchange offer will expire at 5:00 p.m., Eastern Time on [           ] 2025 or at such later date or time to which we may extend the exchange offer. We refer to such date, as it may be extended, as the “expiration date.” To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., Eastern Time on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.
We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “The Exchange Offer — Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension or termination of, or amendment to, the exchange offer to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is given to holders of the Old Notes.
If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.
If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.
If we terminate or withdraw the exchange offer, we will promptly return any Old Notes deposited under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.
Conditions
The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:
•
such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•
we determine that the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation by the staff of the SEC; or

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We reserve the absolute right to waive these conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration date, subject to applicable law. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any such stop order as soon as practicable and provide prompt notice to each holder of the withdrawal of any such stop order.
Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “The Exchange Offer — Eligibility; Transferability” and “Plan of Distribution.”
Procedures for Tendering Old Notes
In order to participate in the exchange offer, you must validly tender your Old Notes to the exchange agent, as described below, by the expiration date. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.
If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent, whose address, phone number and email address are set forth below in “The Exchange Offer — Exchange Agent.”
There is no procedure for guaranteed late delivery of the Old Notes in connection with the exchange offer.
We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all Old Notes not validly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion subject to applicable law, to waive or amend any of the conditions of the exchange offer or to waive any defects, irregularities or conditions of tender as to any particular Old Notes, either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. We are not required to waive defects and are not required to notify you of defects in your tender. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders following the expiration date. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.
Old Notes Issued in Book-Entry Form
For any Old Notes that were issued in book-entry form and are currently represented by global certificates held for the account of DTC, DTC as the registered holder of the Old Notes, will be the only entity that can tender such Old Notes for New Notes. Therefore, to validly tender Old Notes held in book-entry form, and to obtain New Notes, such holders must comply with the procedures below to initiate the exchange agent’s book-entry transfer of the Old Notes into the exchange agent’s account at DTC using DTC’s ATOP procedures. To comply with those procedures, such holders must cause:
•
a properly transmitted “agent’s message” (as defined below) to be received by the exchange agent through ATOP prior to 5:00 p.m., Eastern Time, on the expiration date; and

•
a timely confirmation of a book-entry tender of the Old Notes into the exchange agent’s account at DTC through ATOP pursuant to the procedure for book-entry transfer described below to be received by the exchange agent prior to 5:00 p.m., Eastern Time on the expiration date.

Following receipt of a properly transmitted “agent’s message,” the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into the exchange agent’s ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, the exchange agent must receive a properly transmitted “agent’s message,” as well as a timely confirmation of a book-entry tender of the Old Notes into its account at DTC through ATOP, prior to 5:00 p.m., Eastern Time, on the expiration date. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, the exchange agent will exchange Old Notes validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of New Notes by credit to the holder’s account at DTC. If the entire principal amount of all Old Notes held by a holder is not tendered, then Old Notes for the principal amount of the Old Notes not tendered and accepted will be returned by credit to the holder’s account at DTC following the expiration date.
The term “agent’s message” means a message transmitted by a DTC participant to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that such agreement may be enforced against such participant.
Each agent’s message must include the following information:
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name of the beneficial owner tendering such Old Notes;

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account number of the beneficial owner tendering such Old Notes;

•
principal amount of Old Notes tendered by such beneficial owner; and

•
a confirmation that the beneficial owner of the Old Notes has agreed to be bound by the terms of the accompanying letter of transmittal.

The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder by crediting the holder’s account at DTC, following the expiration or termination of the exchange offer.
The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, by using the ATOP procedures to tender and exchange Old Notes, you will be bound by the terms of the letter of transmittal, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.
Certificated Old Notes
If your Old Notes were Certificated Old Notes, then you must physically tender your Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must transmit to the exchange agent, at its address listed under “The Exchange Offer — Exchange Agent”:
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the physical Old Note, if such physical Old Note is not then deposited with the Trustee as custodian for the holder thereof;

•
a properly completed and duly executed letter of transmittal; and

•
all other documents required by the letter of transmittal.

The method of delivery of original notes, letters of transmittal and all other required documents is at the holder’s election and risk. Holders of Certificated Old Notes should not send letters of transmittal or other required documents to us. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged physical Old Notes will be returned, without expense, to their tendering holder, following the expiration or termination of the exchange offer.
The tender by a holder of Old Notes represented in certificated form that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. You will be required to deliver the certificated note and a letter of transmittal to the exchange agent and will be bound by the letter of transmittal terms.
Representations
By tendering Old Notes, each holder is deemed to have acknowledged to us all of the representations contained in the letter of transmittal, including that:
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any New Notes that you receive will be acquired in the ordinary course of business;

•
you are not participating in the exchange offer with a view to distribute any New Notes nor do you have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•
you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•
if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities, and you will satisfy any applicable prospectus delivery requirements in connection with any resale of such New Notes.

Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., Eastern Time, on the expiration date. For a withdrawal of tendered Old Notes issued to be effective, the exchange agent must receive, prior to 5:00 p.m., Eastern Time on the expiration date, (i) for Old Notes issued in book-entry form, a computer-generated notice of withdrawal, transmitted by DTC on your behalf in accordance with the appropriate procedures of DTC’s ATOP system prior to 5:00 p.m., Eastern Time, on the expiration date, or (ii) for Certificated Old Notes, and tendered by physical delivery, a written notice of withdrawal (which may be given by mail or electronic mail at the address or electronic mail address for the exchange agent set forth below under “— Exchange Agent”). Any such notice of withdrawal must:
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specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name and DTC account number of the DTC participant that tendered such Old Notes);

•
identify the Old Notes to be withdrawn (including the CUSIP numbers and, in the case of Certificated Old Notes, the certificate numbers thereof) and principal amount of such Old Notes;

•
in the case of Old Notes tendered through DTC’s ATOP procedures, specify the name and number of the account at DTC to be credited with the withdrawn Old Notes;

•
in the case of Certificated Old Notes, be signed by the same person and in the same manner as the original letter of transmittal, including any signature guarantees (or, in the case of Old Notes tendered by book-entry transfer, be signed by or transmitted on behalf of the same DTC participant that tendered such Old Notes), or be accompanied by evidence satisfactory to us and the exchange agent that the person withdrawing the tender has succeeded to the beneficial ownership of those Old Notes;
•
include a statement that such holder is withdrawing its election to have such Old Notes exchanged;

•
if the letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such registered holder;

•
and in the case of Old Notes tendered by book-entry transfer, otherwise comply with the procedures of DTC.

In the case of Certificated Old Notes, the exchange agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices in our sole discretion, and our determination will be final and binding on all parties. Any Old Notes validly withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such Old Notes. Any Old Notes that have been tendered but that are not accepted for exchange or that are withdrawn will be returned to the holder, without expense to such holder, after withdrawal, rejection of tender or termination of the exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “— Procedures for Tendering Old Notes” at any time prior to the expiration date of the exchange offer.
Exchange Agent
U.S. Bank Trust Company, National Association, the trustee under the indenture, has been appointed the exchange agent for this exchange offer. The letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:
By Mail or Hand Delivery (Registered or Certified Mail Recommended):	U.S. Bank Trust Company, National Association Global Corporate Trust Services 111 Fillmore Avenue E St. Paul, Minnesota 55107 Attention: Specialized Finance
Telephone:	(800) 934-6802
Email:	cts.specfinance@usbank.com
We will pay the exchange agent reasonable and customary fees for its services (including attorneys’ fees) and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.
Fees and Expenses
We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made through ATOP. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
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New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•
tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•
a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.
Accounting Treatment
We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.
Consequences of Failure to Exchange
Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes.
Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:
•
to us or to any of our subsidiaries;

•
under a registration statement that has been declared effective under the Securities Act;

•
for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A, that purchases for its own account or for the account of another qualified institutional buyer, in each case, to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•
under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee will have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case, subject to compliance with any applicable foreign, state or other securities laws.
Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement covering resales of Old Notes.
Additional Information Regarding the Registration Rights Agreements
As noted above, we are effecting the exchange offer to comply with our contractual obligations under the registration rights agreements. The registration rights agreements require us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.

If:
•
the registration statement is not filed with the SEC on or prior to August 5, 2025;

•
the registration statement is not declared effective by the SEC on or prior to October 4, 2025; or

•
the exchange offer is not completed on or prior to the 45th day following the effective date of the registration statement;

the interest rate on the Old Notes will be increased by 0.25% per annum immediately following the date of such registration default and will increase by an additional 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. If at any time more than one registration default has occurred and is continuing, the increase in interest rate will apply as if there occurred a single registration default that begins on the date that the earliest such registration default occurred and ends on such date that there is no registration default. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.
Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreements, we may be required to file a shelf registration statement covering resales of the Old Notes.

DESCRIPTION OF THE NOTES
On June 6, 2025, we issued $85,000,000 in aggregate principal amount of our 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035, which we have referred to in this prospectus as the Old Notes. The Old Notes were issued in a private placement transaction to certain institutional accredited investors and qualified institutional buyers, and as such, were not registered under the Securities Act. The Old Notes were issued under an indenture dated June 6, 2025, between Peoples Financial Services Corp., as issuer, and U.S. Bank Trust Company, National Association, as trustee, which we have referred to in this prospectus as the “indenture.” The term “notes” refers collectively to the Old Notes and the New Notes, unless otherwise specified or the context otherwise requires.
The New Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:
•
the New Notes will be registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•
the New Notes will bear a different CUSIP number and ISIN number from the Old Notes;

•
the New Notes generally will not be subject to transfer restrictions;

•
the New Notes will not be entitled to registration rights under the registration rights agreements or otherwise; and

•
because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations.

The New Notes will be issued only in fully registered form without interest coupons, in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise required for institutional accredited investors, the New Notes will be evidenced by a global note deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.
The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
The following provides a summary of certain terms of the indenture and the New Notes. This summary is qualified in its entirety by reference to the complete version of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and to the form of New Notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture and the form of New Notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.
General
The exchange offer for the New Notes will be for up to $85.0 million in aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single class for all purposes of the indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.
Principal, Maturity and Interest
The New Notes have materially identical interest terms as the Old Notes except with respect to additional interest that may be earned on the Old Notes under circumstances relating to our registration obligations under the registration rights agreements. Interest on the notes will accrue from and including June 6, 2025. The notes will mature and become payable, unless earlier redeemed, on June 15, 2035.

From and including June 6, 2025 to but excluding June 15, 2030, or earlier redemption date, the New Notes will bear interest at a fixed rate equal to 7.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025, and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
From and including June 15, 2030, to but excluding the maturity date or earlier redemption date, the New Notes will bear interest at an annual floating rate, reset quarterly, equal to a benchmark rate (which is expected to be the then current Three-Month Term SOFR) plus 411 basis points, provided however, that in the event the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero. During the Floating Rate Period, interest on the New Notes will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year. commencing on September 15, 2030.
During this Floating Rate Period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed. With regard to Three-Month Term SOFR:
•
“SOFR” means the Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

•
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body (as defined below).

•
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent (as defined below) in its reasonable discretion).

•
“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

•
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

If, at the commencement of the Floating Rate Period for the notes, the Relevant Governmental Body (as defined below) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest on the notes during the floating-rate interest period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
For purposes of determining a Benchmark Replacement, if necessary, under the terms of the notes:
•
“Benchmark” means initially, Three-Month Term SOFR; provided that if the Calculation Agent (as defined below) determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

•
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

(a)
the sum of (i) Compounded SOFR (as defined below) and (ii) the Benchmark Replacement Adjustment;

(b)
the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(c)
the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

(d)
the sum of: (i) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (ii) the Benchmark Replacement Adjustment.

If the Benchmark Replacement, as determined pursuant to clause (a), (b), (c) or (d) above would be less than zero, the Benchmark Replacement will be deemed to be zero.
•
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(c)
The spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate securities at such time.

•
“Benchmark Replacement Adjustment Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

•
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(b)
in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(c)
in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. Further, for the avoidance of doubt, for purposes of this definition, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
•
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(b)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(c)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(d)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

•
“Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period. Unless another entity has been appointed by the Company to act as Calculation Agent, the initial Calculation Agent shall be the Company.

•
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(a)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that;

(b)
if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 411 basis points per annum.
•
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

•
“FRBNY” means the Federal Reserve Bank of New York.

•
“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

•
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

•
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

•
“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

•
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

•
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

•
“Reference Time” with respect to any determination of a Benchmark means (a) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (b) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Adjustment Conforming Changes.

•
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

•
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination and Decisions
The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding on the holders of the notes and the trustee absent manifest error;

•
if made by us as calculation agent, will be made in our sole discretion;

•
if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•
notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes, the trustee or any other party.

The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the notes upon request and will be provided to the trustee.
Interest Payments
We will make each interest payment to the holders of record of the notes at the close of business on the fifteenth calendar day prior to the applicable interest payment date. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency that we have designated and maintain for such purposes, which, initially, will be the corporate trust office of the trustee located at U.S. Bank Trust Company, National Association, Global Corporate Trust Services, 111 Fillmore Avenue E., St. Paul, Minnesota 55107, Attention: Specialized Finance; except that payment of interest may be made at our option by check mailed or to the person entitled thereto as shown on the security register or by wire transfer to an account appropriately designated by the person entitled thereto.
Subordination
Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. As of March 31, 2025, the Company’s subsidiaries had, in the aggregate, outstanding debt and deposits of $4.5 billion, which would rank senior to the notes. In addition, as of March 31, 2025, the Company had $88.8 million of indebtedness that would rank senior to the notes, $33.0 million, that would rank pari passu with the notes (all of which was redeemed as of June 30, 2025), and $10.3 million that would rank subordinate to the notes. The notes and the indenture do not contain any limitation on the amount of senior indebtedness that we may incur in the future.
The term “senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed:
•
all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to all obligations to the Company’s general and secured creditors and obligations incurred in connection with the acquisition of property, assets or businesses;

•
indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below;

•
the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise;

•
reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes;

•
all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements or derivative products;

•
all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
any other obligation of the Company to its general creditors;

•
any of the above listed obligations of other persons the payment of which we are responsible or liable for, as obligor, guarantor, endorser or otherwise;

•
any of the above listed obligations of other persons secured by any lien on any of our property or assets; and

•
all amendments, deferrals, renewals, extensions, modifications and refundings of any of the above listed indebtedness or obligations.

However, “senior indebtedness” excludes any indebtedness, obligation or liability that:
•
expressly states that it is junior to the notes;

•
is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the notes are subordinated;

•
is identified as junior to, or equal in right of payment with, the notes in any board resolution establishing such indebtedness or in any indenture providing for such indebtedness;

•
indebtedness that expressly provides that it shall not be senior in right of payment to the notes or expressly provides that it is on the same basis or junior to the notes; or

•
any indebtedness between the Company and any of its subsidiaries.

For the avoidance of doubt, “senior indebtedness” does not include (a) the notes, (b) any subordinated debentures or junior subordinated debentures of the Company underlying trust preferred securities issued by subsidiary trusts of the Company that are outstanding as of June 6, 2025, or that are issued after the date hereof by a subsidiary trust of the Company, (c) the existing 5.375% Fixed to Floating Rate Subordinated Notes due 2030 issued by the Company, or (d) any subordinated debentures or junior subordinated debentures of the Company underlying trust preferred securities of the Company that are outstanding as of the date hereof.
As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “senior indebtedness” will have the meaning as described in that rule or interpretation.
In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates and at maturity and to pay the principal of the notes at maturity unless:
•
we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon any senior indebtedness and the holders thereof with respect to the notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law); or

•
a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness, has occurred and is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness, or would occur as a result of a payment of principal of, or interest on, the notes being made and that event of default would permit the holders of any senior indebtedness to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived or otherwise have ceased to exist.

Upon our termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company), that senior indebtedness before any payment of principal of or interest on the notes is made. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.
In the event that we are subject to any termination, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of our creditors or any other marshalling of our assets and liabilities or otherwise, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.
As a result of the subordination of the notes in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.
All liabilities of the Bank and our other subsidiaries, including deposits and liabilities to general creditors arising during the ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of the subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. As of March 31, 2025, the Company’s subsidiaries had, in the aggregate, outstanding debt and deposits of $4.5 billion, which would rank senior to the notes. Over the term of the notes, we will need to rely primarily on dividends paid to us by the Bank, which is a regulated and supervised depository institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by the Bank, but may have to rely on the proceeds of borrowings and/or the sale of other securities to pay the principal amount of the notes. Regulatory rules may restrict the Bank’s ability to pay dividends or make other distributions to us or provide funds to us by other means. As a result, with respect to the assets of the Bank, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of the Bank, including its depositors, except to the extent that we may be a creditor with recognized claims against the Bank.
Redemption
We may, at our option, redeem the notes, in whole or in part, on any interest payment date on or after June 15, 2030. In addition, at our option, we may redeem all of the notes at any time upon the occurrence of:
•
a “Tier 2 Capital Event,” which is defined in the indenture to mean the Company’s good faith determination that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the issue date of the notes, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after June 6, 2025, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after June 6, 2025 there is more than an insubstantial risk that the Company will not be entitled to treat the notes as Tier 2 capital for so long as any notes are outstanding;
•
a “Tax Event,” which is defined in the indenture to mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of (i) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities (ii) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”), or (iii) an amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after June 6, 2025 there is more than an insubstantial risk that interest payable by the Company on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or

•
an “Investment Company Event,” which is defined in the indenture to mean the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

Any redemption of the New Notes will be subject to prior approval of the Federal Reserve, to the extent such approval is then required. If less than the then outstanding principal amount of a New Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis to the extent practicable. Any redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest to, but excluding, the date of redemption. Any redemption of the notes will be subject to any required regulatory approvals.
If less than all of the notes are to be redeemed, the trustee will select the notes or portions thereof to be redeemed on a pro rata basis, unless otherwise required by law or applicable depositary requirements.
Notices of redemption will be mailed by registered or certified mail (return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, at least 30 but no more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note, if any, will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.
Repurchases
We may purchase notes at any time on the open market or otherwise. If we purchase notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee under the indenture for cancellation.
No Sinking Fund; Non-Convertible
The notes will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the notes. The notes are not convertible into, or exchangeable for, any of our equity securities.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The notes will be issued only in fully registered form, without interest coupons, and in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise required for institutional accredited investors, the notes will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. If New Notes are issued to institutional accredited investors in certificated form, the New Notes will be transferable only on the records of the trustee and may not be exchanged for a beneficial interest in the global note unless the exchange occurs in connection with a transfer where the transferor and transferee provide evidence satisfactory to the trustee and DTC that the transferee is eligible to hold a beneficial interest in the global note.
The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:
•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•
an event of default with respect to the notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $100,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:
•
you cannot get notes registered in your name if they are represented by the global note;

•
you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•
you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•
all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.
Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).
Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.
Cash payments of interest on and principal of the global note will be made to Cede, the nominee for DTC, as the registered owner of the global note. These payments will be made by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the notes at the corporate trust office of the trustee for the notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.
We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”
We also understand that neither DTC nor Cede will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.
Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.
DTC has advised that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the notes represented by the global note as to which such participant has, or participants have, given such direction.
DTC has also advised as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.
Indenture Covenants
The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by a subsidiary of ours, including the Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants limiting our right to incur additional indebtedness or obligations, grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, repurchase our stock or other securities, including any of the notes, or pay dividends or make other distributions to our shareholders (except, subject to certain limited exceptions, the Company is prohibited from declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring, or making a liquidation payment with respect to, any of the Company’s capital stock, making any payment of principal or interest or premium, if any, on or repaying, repurchasing or redeeming any debt securities of the Company that rank equal with or junior to the notes, or making any payments under any guarantee that ranks equal with or junior to the notes, in each case, upon our failure to make any required payment of principal or interest on the notes). In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
Events of Default; Right of Acceleration; Failure to Pay Principal or Interest
The following are events of default under the indenture:
•
the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;

•
the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

•
the failure of the Company to pay any installment of interest on the notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

•
the failure of the Company to pay all or any part of the principal of any of the notes as and when the same will become due and payable;

•
the failure of the Company to perform any other covenant or agreement under the notes or the indenture, which continues for 30 days after written notice as provided for in the indenture; and

•
the default by the Company under any of its other indebtedness having an aggregate principal amount of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes failure in payment of principal of such indebtedness when due after the expiration of any applicable grace period without such indebtedness having been discharged or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due or payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

If an event of default with respect to the notes occurs due to a bankruptcy event, the principal of the notes and all accrued and unpaid interest thereon, if any, will be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. If an event of default with respect to the notes occurs due to any reason other than a bankruptcy event, neither the trustee nor any holder may accelerate the maturity of the notes.
Under the indenture, if the Company fails to make any payment of interest on any note when such interest becomes due and payable and such default continues for a period of 15 days, or if the Company fails to make any payment of the principal of any note when such principal becomes due and payable, the trustee may, subject to certain limitations and conditions, demand, for the benefit of the holders of the notes, that the Company pay to the trustee, for the benefit of the holders of the notes, the whole amount then due and payable with respect to the notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to the notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by the notes. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “— Subordination.” Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture.
Amendment, Supplement and Waiver
Without the consent of any holder of notes, we and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture for any of the following purposes:
•
to provide for the assumption by a successor corporation of our covenants contained in the indenture and the notes;

•
to add to our covenants for the benefit of the holders, or to surrender any right or power conferred upon us with respect to the notes;

•
to permit or facilitate the issuance of notes in uncertificated or global form, provided any such action will not adversely affect the interests of the holders;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any provisions of the indenture to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•
to cure any ambiguity or to correct or supplement any provision that may be defective or that may be inconsistent with any other provision;

•
to make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders of the notes;

•
to add any additional events of default;

•
to supplement any of the provisions of the indenture as necessary to permit or facilitate legal or covenant defeasance, or satisfaction and discharge of the notes, provided that any such action will not adversely affect the interests of any holder;

•
to provide for the issuance of the New Notes in connection with this exchange offer;

•
to conform any provision of the indenture to the requirements of the Trust Indenture Act; or

•
to make any change that does not adversely affect the legal rights under the indenture of any holder.

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes, we and the trustee may enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or the notes or of modifying in any manner the rights of the holders of the notes under the indenture, except that no such supplemental indenture will, without the consent of the holder of each outstanding note affected thereby:
•
reduce the rate of, or change the time for payment of, interest, including defaulted interest, on any note;

•
reduce the principal of or change the stated maturity of any note, change the date on which any note may be subject to redemption, or reduce the price at which any note subject to redemption may be redeemed;

•
make any note payable in money other than dollars;

•
make any change in provisions of the indenture protecting the right of a holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce payment;

•
reduce the percentage in principal amount of the outstanding notes the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences); or

•
modify any of the provisions of the section of the indenture governing supplemental indentures with the consent of holders, or those provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all notes waive any past default under the indenture and its consequences, except a default in any payment in respect of the principal of or interest on any note, or in respect of a covenant or provision of the indenture under which the indenture cannot be modified or amended without the consent of the holder of each outstanding note.
Satisfaction and Discharge of the Indenture; Defeasance
We may terminate our obligations under the indenture when:
•
either: (1) all notes that have been authenticated and delivered have been delivered to the trustee for cancellation, or (2) all notes that have not been delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and in the case of the foregoing clause 2(i), 2(ii) or 2(iii), we have deposited or caused to be deposited with the trustee immediately available funds in an amount sufficient to pay and discharge the entire indebtedness on the outstanding notes;

•
we have paid or caused to be paid all other sums then due and payable by us under the indenture with respect to the notes; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

We may elect, at our option and at any time, to have our obligations discharged with respect to the outstanding notes, which we refer to as legal defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:
•
the rights of the holders of such notes to receive payments in respect of the principal of and interest on such notes when payments are due;

•
our obligations and the obligations of the trustee with respect to such notes concerning registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for payments on the notes to be held in trust;

•
the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

•
the defeasance provisions and the application of trust money provisions of the indenture.

In addition, we may elect, at our option, to have our obligations released with respect to certain covenants contained in the indenture, which is also called covenant defeasance. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) will no longer constitute an event of default with respect to the notes.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of such notes, (1) an amount in dollars, (2) U.S. government obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment on the notes, money in an amount, or (3) a combination thereof, in each case sufficient to pay and discharge, and which will be applied by the trustee to pay and discharge, the entire indebtedness in respect of the principal of and interest on the notes on the stated maturity thereof or, with respect to notes called for redemption, on the redemption date thereof;
•
in the case of legal defeasance, we will have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion will confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance to be effected with respect to such notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such legal defeasance had not occurred;

•
in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance to be effected with respect to the notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred;

•
no event of default, or event which with notice or lapse of time or both would become an event of default with respect to the outstanding notes will have occurred and be continuing at the time of such deposit referred to in the first bullet point above (and in the case of legal defeasance will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit);

•
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or material instrument to which we or our subsidiaries are a party or by which we or our subsidiaries are bound; and

•
we will have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been satisfied.

In connection with a discharge or defeasance, in the event the trustee is unable to apply the moneys deposited as contemplated under the satisfaction and discharge provisions of the indenture for any reason, our obligations under the indenture and the notes will be revived as if the deposit had never occurred.
Regarding the Trustee
U.S. Bank Trust Company, National Association is acting as the trustee under the indenture and the initial paying agent and registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.
Except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default that has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances.
The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of our organization, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, subject to certain exceptions. The indenture provides that in case an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances. Subject to such provisions, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders under the indenture, unless such holders will have provided to the trustee security or indemnity satisfactory to the trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.
No Personal Liability of Shareholders, Employees, Officers, Directors or Exchange Agent
No past, present or future director, officer, employee or shareholder of our company or any of our predecessors or successors, as such or in such capacity, nor the exchange agent will have any personal liability for any of our obligations under the notes or the indenture by reason of his, her or its status as such director, officer, employee or shareholder. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The notes and the indenture are governed by and will be construed in accordance with the laws of the State of New York without giving effect to any laws or principles of conflict of laws that would apply the laws of a different jurisdiction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations of the exchange of outstanding Old Notes for New Notes in the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange of outstanding Old Notes for New Notes in the exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed regulations under the Code and any administrative and judicial interpretations and rulings thereof, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis, and subject to differing interpretations. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus, and we have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Furthermore, this discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any non-income tax (such as estate and gift tax) consequences of the exchange of Old Notes for New Notes.
The exchange of Old Notes for New Notes in the exchange offer should not constitute a taxable exchange for United States federal income tax purposes. Consequently, (1) a holder of Old Notes should not recognize gain or loss upon the receipt of New Notes in the exchange offer, (2) a holder’s basis in the New Notes received in the exchange offer should be the same as such holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange and (3) a holder’s holding period in the New Notes should include such holder’s holding period in the Old Notes surrendered in exchange therefor.
This discussion of material United States federal income tax considerations is for general information only and may not be applicable depending upon a holder’s particular situation. Holders of Old Notes considering the exchange offer are urged to consult their own tax advisors with respect to the tax consequences to them of exchanging Old Notes for New Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

PLAN OF DISTRIBUTION
Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes, provided that such broker-dealer notifies the Company to that effect in accordance with the instructions in the letter of transmittal. We will make additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that requests it in accordance with the instructions in the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus for a period of 180 days following the expiration date of the exchange offer.
We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer and resells such New Notes and any broker-dealer that participates in a distribution of such New Notes may be a statutory “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with the resale of any such New Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We will promptly send additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that requests it in accordance with the instructions in the letter of transmittal. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS
The validity of the New Notes will be passed upon for Peoples by Troutman Pepper Locke LLP, Philadelphia, Pennsylvania.

EXPERTS
The consolidated financial statements of Peoples as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated in this registration statement by reference from Peoples Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Statutory Indemnification
The PBCL, provides that a Pennsylvania business corporation, such as Peoples, unless otherwise restricted in its bylaws, has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that they are or were a representative of the corporation, or are or were serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, under the PBCL, unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a representative of the corporation or are or were serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of the action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.
The PBCL requires a business corporation to indemnify any representative against expenses (including attorney fees) actually and reasonably incurred by such representative in defense of any action or proceeding described above or in defense of any claim, issue or matter therein, to the extent that such representative has been successful on the merits or otherwise.
The indemnification and advancement of expenses provided by, or granted pursuant to, the PBCL are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding that office; provided, however, that no such indemnification is to be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Indemnification Pursuant to the Peoples Bylaws
Peoples bylaws require that Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Peoples) by reason of the fact that such person is or was a director, officer and /or employee of Peoples, or is or was serving at the request of Peoples as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of Peoples, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Peoples shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by them in connection with the defense or settlement of, or serving as a witness in, such action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Peoples and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of their duties to Peoples.
Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in the Peoples bylaws unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of Peoples determine that the person is not entitled to such presumption by certifying such determination in writing to the secretary of Peoples. In such event the disinterested director(s) or, in the event of certification by shareholders, the secretary of Peoples shall request of independent counsel, who may be the outside general counsel of Peoples, a written opinion as to whether or not the parties involved are entitled to indemnification under the Peoples bylaws.
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Peoples in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the Peoples bylaws upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount, unless it shall ultimately be determined that they are entitled to be indemnified by Peoples as authorized in the Peoples bylaws.
The indemnification provided by Peoples’ bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.
Item 21.   Exhibits and Financial Statement Schedules
(a)
The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
3.1	Peoples Financial Services Corp. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Peoples’ Form 10-K filed with the SEC on March 17, 2014)
3.2	Articles of Amendment to the Articles of Incorporation of Peoples Financial Services Corp., effective as of May 19, 2020 (incorporated by reference to Exhibit 3.2 to Peoples’ quarterly report on Form 10-Q filed with the with the SEC on August 10, 2020)
3.3	Third Amended and Restated Bylaws of Peoples Financial Services Corp., effective May 30, 2025 (incorporated by reference to Exhibit 3.1 to Peoples’ current report on Form 8-K filed with the SEC on June 3, 2025)
4.1	Indenture dated as of June 6, 2025 between Peoples Financial Services Corp. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Peoples’ current report on form 8-K filed with the SEC on June 6, 2025)
4.2	Form of 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035 (incorporated by reference to Exhibit 4.2 to People’s current report on form 8-K filed with the SEC on June 6, 2025)
4.3	Form of Subordinate Note Purchase Agreement dated as of June 6, 2025 between Peoples Financial Services Corp. and the several purchasers thereto (incorporated by reference to Exhibit 10.1 to Peoples’ current report on form 8-K filed with the SEC on June 6, 2025)

Exhibit No.	Description
4.4	Form of Registration Rights Agreement dated as of June 6, 2025 by and among Peoples Financial Services Corp. and the several purchases of the Subordinated Notes (incorporated by reference to Exhibit 10.2 to Peoples’ current report on form 8-K filed with the SEC on June 6, 2025)
5.1*	Opinion of Troutman Pepper Locke LLP as to validity of the securities being registered
23.1*	Consent of Baker Tilly US, LLP
23.2*	Consent of Troutman Pepper Locke LLP (included as part of its opinion filed as Exhibit 5.1)
24.1*	Powers of Attorney of directors and officers of Peoples Financial Services Corp. (included on signature page to this registration statement on Form S-4)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, with respect to the Indenture dated as of June 6 2025 between Peoples Financial Services Corp. and U.S. Bank Trust Company, National Association, as trustee, regarding the 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035
99.1*	Form of Letter of Transmittal related to the 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035
107*	Filing Fee Table

*
filed herewith

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference into the registration statement.
Item 22.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Lackawanna County, Commonwealth of Pennsylvania, on July 18, 2025.
Peoples Financial Services Corp.
By: /s/ Gerard A. Champi Gerard A. Champi Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Gerard A. Champi and James M. Bone, Jr. and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2025.
Name	Title
/s/ William E. Aubrey II William E. Aubrey II	Director and Chairman of the Board
/s/ Gerard A. Champi Gerard A. Champi	Chief Executive Officer (Principal Executive Officer)
/s/ James M. Bone, Jr., CPA James M. Bone, Jr., CPA	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Stephanie A. Westington, CPA Stephanie A. Westington	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Sandra L. Bodnyk Sandra L. Bodnyk	Director
/s/ William G. Bracey William G. Bracey	Director
/s/ Joseph Coccia Joseph Coccia	Director

Name	Title
/s/ William P. Conaboy, Esquire William P. Conaboy	Director
/s/ Joseph L. DeNaples, Esquire Joseph L. DeNaples	Director
/s/ Louis A. DeNaples Louis A. DeNaples	Director and Vice Chairman of the Board
/s/ Keith W. Eckel Keith W. Eckel	Director
/s/ Ronald G. Kukuchka Ronald G. Kukuchka	Director
/s/Kathleen McCarthy Lambert, CPA Kathleen McCarthy Lambert	Director
/s/ Richard S. Lochen, Jr., CPA Richard S. Lochen, Jr.	Director
/s/ Thomas J. Melone, CPA Thomas J. Melone	Director
/s/ James B. Nicholas James B. Nicholas	Director
/s/ Elisa Zúñiga Ramirez Elisa Zúñiga Ramirez	Director
/s/ Joseph T. Wright, Jr. Joseph T. Wright, Jr.	Director